EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report of P.A.M. Transportation Services, Inc. (the "Company") on Form 10-K for the period ending December 31, 2009, (the "Report") as filed with the Securities and Exchange Commission, each of the undersigned hereby certifies that:

    (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

P.A.M. TRANSPORTATION SERVICES, INC.

Dated: March 15, 2010	By:	/s/ Daniel H. Cushman
DANIEL H. CUSHMAN
President and Chief Executive Officer
(principal executive officer)

Dated: March 15, 2010	By:	/s/ Larry J. Goddard
LARRY J. GODDARD
Vice President-Finance, Chief Financial Officer,
Secretary and Treasurer
(principal accounting and financial officer)